UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
NERDY INC.
(Name of Registrant as Specified In Its Charter)
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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
NERDY INC.
8001 Forsyth Blvd., Suite 1050
St. Louis, Missouri 63105
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held August 13, 2026
Notice is hereby given that a special meeting of stockholders (the “Special Meeting”) of Nerdy Inc., will be a virtual-only meeting to be held on August 13, 2026, at 9:30 a.m. Eastern Time. The purpose of the Special Meeting is the following:
1.To approve amendments to our Certificate of Incorporation to effect a reverse stock split of our Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) and our Class B Common Stock, par value $0.0001 per share (“Class B Common Stock” and together with our Class A Common Stock, “Common Stock”), at a ratio from any whole number between 1-for-5 and 1-for-15, inclusive, with such ratio to be determined as the discretion of our Board of Directors (the “Board”), subject to the Board’s authority to determine when to file the amendment and to abandon the other amendments notwithstanding prior stockholder approval of such amendments.
Only Nerdy Inc. stockholders of record at the close of business on July 9, 2026, will be entitled to vote at the Special Meeting and any adjournment or postponement thereof.
Your vote is important. Whether or not you are able to attend the meeting, it is important that your shares be represented. To ensure that your vote is recorded, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating, and returning the proxy card.
Our Special Meeting will be held in a virtual-only format. The Special Meeting can be accessed at the following link: www.virtualshareholdermeeting.com/NRDY2026SM. To log in to the Special Meeting, you have two options: join as a “Guest” or join as a “Stockholder.” If you were a stockholder as of the close of business on July 9, 2026, you are eligible to join the Special Meeting as a “Stockholder” and have the option to vote your shares or ask questions at the meeting.
To join the Special Meeting as a “Stockholder,” you will be required to enter your 16-digit control number. If you are a registered stockholder as of the close of business on July 9, 2026, the control number can be found on your proxy card or notice. If you do not have your control number, you may attend as a “Guest” but will not have the option to vote your shares or ask questions at the Special Meeting.

By order of the Board of Directors,
St. Louis, Missouri
Date: _____, 2026	/s/ Charles Cohn
Charles Cohn
Founder, Chairman, & Chief Executive Officer
i

ii

SPECIAL NOTE REGARDING FORWARD‑LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “might,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strategy,” “strive,” “target,” “vision,” “will,” or “would,” any negative of these words or other similar terms or expressions may identify forward-looking statements. The absence of these words does not mean that a statement is not forward-looking. All statements contained in this proxy statement that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our intention or ability to effect a reverse stock split or regain compliance with any applicable New York Stock Exchange listing rules; and our future plans and performance. Although we believe the expectations reflected in the forward‑looking statements are reasonable, we cannot guarantee these results. Differences in our actual results from those described in these forward‑looking statements may result from actions taken by us as well as from risks and uncertainties beyond our control. For more information about potential factors that could affect our business and financial results, please review the “Risk Factors” described in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) and in our other filings with the SEC. Except as may be required by law, we do not intend, and undertake no duty, to update this information to reflect future events or circumstances.

1

NERDY INC.
8001 Forsyth Blvd., Suite 1050
St. Louis, Missouri 63105
PROXY STATEMENT
FOR A SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 13, 2026
This proxy statement contains information about a special meeting of stockholders (the “Special Meeting”) of Nerdy Inc., which will be a virtual-only meeting held on August 13, 2026, at 9:30 a.m. Eastern Time. The board of directors of Nerdy Inc. (the “Board of Directors” or the “Board”) is using this proxy statement to solicit proxies for use at the Special Meeting. In this proxy statement, the terms “Nerdy,” “the Company,” “we,” “us,” and “our” refer to Nerdy Inc. The mailing address of our principal executive office is Nerdy Inc., 8001 Forsyth Blvd., Suite 1050, St. Louis, Missouri 63105.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in the accompanying Notice of the Special Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our Corporate Secretary written notice to that effect.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on August 13, 2026:

This proxy statement is available for viewing, printing, and downloading at www.proxyvote.com.
This proxy statement is also available on the SEC’s website at www.sec.gov and on our website at investors.nerdy.com/financials/sec-filings.

NERDY INC.
PROXY STATEMENT
FOR A SPECIAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
Who is soliciting my vote?
Our Board of Directors is soliciting your vote for the Special Meeting.
Can I get electronic access to the proxy materials?
Yes, this proxy statement and our Notice of Special Meeting of Stockholders are available on our website at www.nerdy.com. No other information contained on our website is incorporated by reference in or considered to be a part of this proxy statement.
What matters are being voted on during the Special Meeting?
Stockholders will be voting on a proposal to approve amendments to our Certificate of Incorporation to effect a reverse stock split of our Common Stock, at a ratio from any whole number between 1-for-5 and 1-for-15, inclusive, with such ratio to be determined as the discretion of our Board, subject to the Board’s authority to determine when to file the amendment and to abandon the other amendments notwithstanding prior stockholder approval of such amendments.
How does the Board of Directors recommend stockholders vote on this proposal?
Our Board of Directors recommends that stockholders vote their shares “For” the proposal to approve amendments to our Certificate of Incorporation to effect a reverse stock split of our Common Stock, at a ratio from any whole number between 1-for-5 and 1-for-15, inclusive, with such ratio to be determined as the discretion of our Board, subject to the Board’s authority to determine when to file the amendment and to abandon the other amendments notwithstanding prior stockholder approval of such amendments.
Are there any matters to be voted on at the Special Meeting that are not included in this proxy statement?
Our Amended and Restated Bylaws (the “Bylaws”) provide that no business may be transacted at any special meeting of stockholders other than the business specified in the notice of such meeting. Accordingly, no business other than the proposal set forth herein shall be conducted at the Special Meeting.

When is the record date for the Special Meeting?
The record date for determination of stockholders entitled to vote at the Special Meeting is the close of business on July 9, 2026.
How many votes can be cast by all stockholders?
There were *** shares of our Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) and Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, collectively with the Class A Common Stock, the “Common Stock”) outstanding as of the close of business on July 9, 2026, all of which are entitled to vote with respect to all matters to be acted upon at the Special Meeting. Each stockholder of record is entitled to one vote for each share of our Common Stock held by such stockholder.
How do I vote?
If you are a stockholder of record, you can vote in one of the following ways:
•Via the Special Meeting website. You may vote during the Special Meeting by visiting www.virtualshareholdermeeting.com/NRDY2026SM. Please have your 16-digit control number to join the Special Meeting. If you are a beneficial stockholder, you may contact the bank, broker, or other institution where you hold your account if you have questions about obtaining your control number.
•By Internet. You can vote by proxy over the Internet by visiting www.proxyvote.com. In order to be counted, proxies submitted by Internet must be received by the cutoff time of 11:59 p.m. Eastern Time on Wednesday, August 12, 2026. You should have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
•By Mail. You may vote by mailing your proxy as described in the proxy materials. Proxies submitted by mail must be received before the start of the Special Meeting. Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided.

•By Telephone. If you requested printed copies of the proxy materials by mail, you may vote using a touch-tone telephone by calling the toll free number found on the proxy card. Votes submitted by telephone must be received by 11:59 p.m. Eastern Time on Wednesday, August 12, 2026.
If you complete and submit your proxy before the Special Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Special Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.
How do I revoke my proxy?
You may revoke your proxy by (1) following the instructions on the Notice and timely entering a new vote by telephone, Internet, or mail, (2) attending and voting at the Special Meeting (although attendance at the Special Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Special Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at Nerdy Inc., 8001 Forsyth Blvd., Suite 1050, St. Louis, Missouri 63105, Attention: Corporate Secretary.
If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.
How is a quorum reached?
Our Bylaws provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Special Meeting.
Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Special Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.
How is the vote counted?
The amendment of our Certificate of Incorporation to approve a reverse stock split of our Common Stock requires the affirmative vote of a majority of the outstanding shares of our Common Stock entitled to vote thereon. The proposal is considered to be a “routine” matter, and a brokerage firm will be able to vote on this proposal even if it does not receive instructions from a beneficial owner of shares. If there are any broker non-votes or abstentions, they will have the same effect as a vote against the proposal.
Who pays the cost for soliciting proxies?
We are making this solicitation and will pay the entire cost of mailing, preparing, and distributing our proxy materials, and notice, as well as the cost of soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Broadridge Financial Solutions to assist us in the distribution of proxy materials. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.
How can I know the voting results?
We plan to announce preliminary voting results at the Special Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Special Meeting.

PROPOSAL NO. 1 — APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
Introduction
Our Board has unanimously approved and declared advisable an amendment to our Certificate of Incorporation (the “Reverse Stock Split Charter Amendment”), which would effect a reverse stock split of all issued and outstanding shares of our Common Stock (along with any shares of Common Stock held by the Company in treasury), at a ratio ranging from 1-for-5 to 1-for-15, inclusive (the “Reverse Stock Split”), should such Reverse Stock Split Charter Amendment be approved by the stockholders pursuant to this Proposal No. 1 and if the Board determines to effect the Reverse Stock Split. The decision whether or not to effect a Reverse Stock Split and the ratio of any Reverse Stock Split will be determined by the Board following the Special Meeting and prior to December 31, 2026. Our Board has recommended that the proposed Reverse Stock Split Charter Amendment be presented to our stockholders for approval.
Our stockholders are being asked to approve the Reverse Stock Split pursuant to this Proposal No. 1 and to grant authorization to the Board to determine, at its option, whether to implement a Reverse Stock Split, including its specific timing and ratio. Should we receive the required stockholder approvals for Proposal No. 1, the Board will have the sole authority to elect, at any time on or prior to December 31, 2026, and without the need for any further action on the part of our stockholders, whether to effect a Reverse Stock Split and the number of whole shares of our Common Stock, between and including 1-for-5 and 1-for-15, that will be combined into one share of our Common Stock.
By approving Proposal No. 1, our stockholders will: (a) approve the Reverse Stock Split Charter Amendment pursuant to which any whole number of issued shares of Common Stock between and including 1-for-5 to 1-for-15 as determined by our Board, could be combined into one share of Common Stock; and (b) authorize the Company to file the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware, in each case as determined by the Board at its sole option. The Board may also elect not to undertake any Reverse Stock Split and therefore abandon the Reverse Stock Split Charter Amendment. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split. If the Reverse Stock Split Charter Amendment has not been filed with the Secretary of State of the State of Delaware by the close of business on December 31, 2026, our Board will abandon the Reverse Stock Split, and stockholder approval would again be required prior to implementing a reverse stock split of our Common Stock.
The form of the proposed Reverse Stock Split Charter Amendment to effect the Reverse Stock Split is as set forth in Appendix A (subject to the Board's selection of the applicable reverse stock split ratio). The Reverse Stock Split, if effected, would affect all holders of Class A Common Stock and Class B Common Stock at the same ratio, except with respect to the treatment of fractional shares. The following description of the proposed Reverse Stock Split Charter Amendment and the Reverse Stock Split is a summary and is subject to the full text of the proposed Reverse Stock Split Charter Amendment.
Background – Reverse Stock Split
On March 5, 2026, we received a letter (the “Letter”) from the NYSE notifying us that we were not in compliance with Rule 802.01C of the NYSE’s Listed Company Manual because the minimum average closing price for our Class A Common Stock had been below $1.00 per share for the previous 30 consecutive trading-day period and therefore no longer complied with the minimum bid price requirement for continued listing on the NYSE. The Letter had no immediate effect on our listing on the NYSE or on the trading of our Class A Common Stock. The Letter provided us with a six-month compliance period, or until September 5, 2026, to regain compliance. We can regain compliance at any time within the six-month compliance period if on the last trading day of any calendar month during the compliance period our Class A Common Stock has a closing share price of at least $1.00 per share and an average closing share price of at least $1.00 per share over the 30 trading-day period ending on the last trading day of that month.
As of June 30, 2026, the last trading day of the most recent calendar month, the minimum average closing price of the Class A Common Stock has not met the minimum threshold of $1.00 per share for a minimum of 30 consecutive trading days. There can be no assurance that we will regain compliance with the minimum bid price requirement by the end of the six-month compliance period on September 5, 2026, or otherwise maintain compliance with the other NYSE listing requirements.
If we do not meet the minimum bid price requirement by the end of the six-month compliance period, our shares will be subject to delisting by the NYSE. If our Class A Common Stock is delisted from the NYSE, we may be forced to seek to have our Class A Common Stock traded or quoted on the OTC Bulletin Board or in the “pink sheets.” Such alternatives are generally considered to be less efficient markets and not as broad as the NYSE, and therefore less desirable. Accordingly, the delisting, or even the potential delisting, of our Class A Common Stock could have a negative impact on the liquidity and market price of our Class A Common Stock.

As such, our Board believes that it is in the best interest of the Company and its stockholders that the Board has the ability to effect, in its discretion, the Reverse Stock Split to improve the price level of our Class A Common Stock so that we are able to regain compliance with the minimum bid price requirement and minimize the risk of delisting from the NYSE.
Any delisting from the NYSE would likely result in further reductions in the market price of our Class A Common Stock, substantially limit the liquidity of our Class A Common Stock, not only in the number of shares that could be bought and sold at a given price, which might be depressed by the relative illiquidity, but also through delays in the timing of transactions and reduction in media and analyst coverage, and materially adversely affect our ability to raise capital or pursue strategic restructuring, refinancing, or other transactions on acceptable terms, or at all. Delisting from the NYSE could also have other negative results, including the potential loss of institutional investor interest, fewer business development opportunities, and the inability to raise additional required capital. In addition, the SEC has adopted rules governing “penny stocks” that impose additional burdens on broker-dealers trading in stock priced at below $5.00 per share, unless listed on certain securities exchanges. In the event of a delisting, we anticipate taking actions to try to meet the NYSE’s initial listing standards and submitting an application for our Class A Common Stock to be listed on the NYSE, but we can provide no assurance that any such action taken by us would allow our Class A Common Stock to become listed again, stabilize the market price or improve the liquidity of our Class A Common Stock, prevent our Class A Common Stock from dropping below the minimum bid price requirement or prevent future non-compliance with the NYSE’s listing requirements, whether as to minimum bid price or otherwise.
In addition to regaining compliance with the NYSE’s minimum bid price listing requirements, we also believe that the Reverse Stock Split and an increase in our stock price may make our Class A Common Stock more attractive to a broader range of institutional and other investors (including funds that are prohibited from buying stocks whose price is below a certain threshold) and facilitate higher levels of institutional stock ownership, where investment policies generally prohibit investments in lower-priced securities, as well as better enable us to raise funds to help finance operations. We understand that many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers, which reduces the number of potential purchasers of our Class A Common Stock. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically less attractive to brokers. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, we believe the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Further, lower-priced stocks have a perception in the investment community as being more risky and speculative, which may negatively impact the price of our Class A Common Stock and our market liquidity. If we are successful in maintaining a higher stock price, it may improve the perception of our Class A Common Stock as an investment security.
Reverse Stock Split
The Reverse Stock Split would affect all stockholders uniformly and would not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split results in any stockholders owning a fractional share, the treatment of which is described below.
Our current authorized share capital is 1,000,000,000 shares of Class A Common Stock, 150,000,000 shares of Class B Common Stock, 20,000,000 shares of Class F common stock, par value $0.0001 per share (the “Class F Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). As of July 1, 2026, 127,041,917 shares of Class A Common Stock, 63,730,417 shares of Class B Common Stock, and no shares of Class F Stock and Preferred Stock were outstanding. We have reserved 60,886,937 shares of Class A Common Stock for issuance upon redemption of the outstanding Class B Common Stock. Our current authorized but unissued share capital is 814,401,492 shares of Class A Common Stock, 86,269,583 shares of Class B Common Stock, 20,000,000 shares of Class F Stock, and 1,000,000 shares of Preferred Stock.
Therefore, as a result of the Reverse Stock Split, the number of outstanding shares of Common Stock would decrease by a specified amount. Assuming 190,772,334 shares of Common Stock remain outstanding at the time of the Reverse Stock Split, after giving effect to the Reverse Stock Split that would result from the selected illustrative (1-for-5, 1-for-10, and 1-for-15) Reverse Stock Split ratios, without giving effect to the treatment of fractional shares, our authorized Common Stock, issued and outstanding Common Stock, Common Stock reserved for future issuance under our equity and benefit plans, and Common Stock issuable upon exercise of outstanding options or stock appreciation rights or the release of restricted stock units would be as follows:

	Pre-Reverse Split	1-for-5	1-for-10	1-for-15
Authorized	1,150,000,000	1,150,000,000	1,150,000,000	1,150,000,000
Outstanding	190,772,334	38,154,467	19,077,233	12,718,156
Reserved for future issuance pursuant to equity incentive plan	51,424,627	10,284,925	5,142,463	3,428,308
Reserved for future issuance pursuant to legacy unit plans	7,131,964	1,426,393	713,196	475,464
Number of shares issuable upon exercise of outstanding options	3,820,814	764,163	382,081	254,721
Number of shares issuable upon exercise of outstanding stock appreciation rights	5,623,939	1,124,788	562,394	374,929
Number of shares issuable upon release of outstanding restricted stock units	18,156,159	3,631,232	1,815,616	1,210,411
Authorized but unissued and unreserved	900,671,075	1,100,134,215	1,125,067,108	1,133,378,072
The actual number of shares outstanding after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by the Board. No shares of our Class F Stock or our Preferred Stock are outstanding and the total number of authorized shares of Class F Stock and Preferred Stock will not be affected by the Reverse Stock Split.
The Reverse Stock Split would not change the par value of the Class A Common Stock or the Class B Common Stock.
Criteria to be Used for Determining Reverse Stock Split Ratio
The purpose of a range for the Reverse Stock Split is to give the Board the flexibility to respond to a changing investment environment, such as stock price fluctuations, higher or lower inflation, higher or lower interest rates, and related factors. In determining which reverse stock split ratio to implement, if any, following receipt of stockholder approval of the Amendment to effect the Reverse Stock Split, the Board may consider, among other things, various factors, such as:
•the historical and expected trading prices and trading volumes of our Class A Common Stock;
•NYSE Continued Listing Standards requirements;
•the number of shares of our Common Stock outstanding;
•the then-prevailing trading prices and trading volumes of our Class A Common Stock and the expected impact of the Reverse Stock Split on the trading market for our Class A Common Stock in the short- and long-term;
•overall trends in the stock market;
•the anticipated impact of a particular ratio on administrative and transactional costs;
•business developments and our actual and projected financial performance; and
•prevailing general market and economic conditions.
Our Board reserves the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the Reverse Stock Split Charter Amendment, even if the authority to effect a Reverse Stock Split has been approved by our stockholders at the Special Meeting. For example, if the Company regains compliance with the NYSE Continued Listing Standards without effecting the Reverse Stock Split, or if market conditions or business circumstances change in a way that makes the Reverse Stock Split inadvisable, or if the Board otherwise determines that implementing the Reverse Stock Split is not in the best interests of stockholders, the Board could abandon the Reverse Stock Split. If the Reverse Stock Split Proposal is approved, we could effect the Reverse Stock Split at any time after the Special Meeting until December 31, 2026. By voting in favor of the Reverse Stock Split Proposal, you are expressly also authorizing the Board to delay, not to proceed with, and abandon, the Reverse Stock Split if it should so decide, in its sole discretion, that such action is in the best interests of the stockholders.
Effectiveness of Reverse Stock Split
The Reverse Stock Split would become effective at the effective time set forth in the Reverse Stock Split Charter Amendment (the “Effective Time”).
Procedure for Implementing the Reverse Stock Split
If Proposal No. 1 is approved by our stockholders, the Board retains the discretion to effect the Reverse Stock Split at any time prior to December 31, 2026, or not at all. Our Board will determine whether such an action is in the best interests of the Company and our stockholders, taking into consideration the factors discussed above and any other factors it considers relevant.

The Reverse Stock Split would be implemented by filing the Reverse Stock Split Charter Amendment with the Secretary of the State of Delaware, setting forth the ratio used in the Reverse Stock Split.
If the Reverse Stock Split is effected, then after the Effective Time, our Class A Common Stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities. Our Class A Common Stock will continue to be listed on NYSE under the symbol “NRDY” subject to any future change of listing of our securities. Stockholders that hold their shares electronically in book-entry form with our transfer agent, Continental Stock Transfer & Trust Company, do not have stock certificates evidencing their ownership of Common Stock or warrants. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action is needed to receive post-Reverse Stock Split shares. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder's address of record indicating the number of shares of Common Stock held following the Reverse Stock Split.
Principal Effects of the Reverse Stock Split Charter Amendment
Reverse Stock Split – General
The Reverse Stock Split, if implemented by the Board, will reduce the total number of outstanding shares of Common Stock based on the split ratio determined by the Board in its discretion, and it will apply automatically to all shares of our Common Stock, including shares held by the Company in treasury, shares issuable upon the exercise or conversion of outstanding stock options, restricted stock units, and other equity securities. The Reverse Stock Split would be effected simultaneously for all shares of our Common Stock, and the split ratio would be the same for all shares of Common Stock. The Reverse Stock Split would affect all of our stockholders in the same ratio and would not affect any stockholder’s percentage ownership interests in the Company, except with respect to the treatment of fractional shares. The principal effect of the Reverse Stock Split will be to proportionately decrease the number of outstanding shares of our Common Stock based on the split ratio selected by our Board.
Voting rights and other rights of the holders of our Common Stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares. The number of stockholders of record of our Class A Common Stock will not be affected by the Reverse Stock Split. If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions in “round lots” of even multiples of 100 shares. Our Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.
Our Class A Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Exchange Act.
Authorized Shares; Number of Shares of Common Stock Available for Future Issuance
The Reverse Stock Split will result in a reduction of the total outstanding shares of Common Stock and shares reserved for issuance under outstanding stock options, restricted stock units, and other equity securities.
Except for a stock split or stock dividend and except for the redemption of shares of Class B Common Stock for shares of Class A Common Stock, future issuances of shares of our Common Stock will dilute the voting power and ownership of our existing stockholders and, depending on the amount of consideration received in connection with the issuance, could also reduce stockholders’ equity on a per share basis. If the Board authorizes the issuance of additional shares after the Reverse Stock Split, the dilution to the ownership interest of our existing stockholders may be greater than would have occurred had the Reverse Stock Split not been effected. We have no current agreement or commitment to issue additional shares of Common Stock, except for issuances of Common Stock as described below under the heading “Fractional Shares” and upon the exercise, redemption or conversion of outstanding stock options, restricted stock units, and other equity securities.
Effect on LLC Units
The Company holds units of Nerdy LLC ("OpCo"). Each holder of Class B Common Stock holds a corresponding number of units of OpCo, in each case on a one-to-one basis with their shares of Common Stock. Shares of Class B Common Stock are not transferable except in connection with a permitted transfer of a corresponding number of OpCo units.
If the Reverse Stock Split is effected, OpCo will effect a corresponding reverse unit split of all outstanding OpCo units at the same ratio as the Reverse Stock Split, in accordance with the OpCo LLC Agreement. Following the Reverse Stock Split, the

one-to-one ratio between shares of Common Stock and the corresponding OpCo units will be preserved. The exchange ratio applicable to the exchange of OpCo units (together with a corresponding share of Class B Common Stock) for shares of Class A Common Stock will be maintained at one-to-one on a post-split basis.
Effect of the Reverse Stock Split on Employee Plans, Stock Options, Restricted Stock Units, Stock Appreciation Rights, and Other Equity Securities
Based upon the split ratio determined by the Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding stock options, restricted stock units, stock appreciation rights, and other equity securities entitling the holders to acquire, purchase, exchange for, or convert into, shares of Common Stock, including, without limitation, any awards previously granted under our 2021 Plan. This would result in approximately the same aggregate price being required to be paid under such outstanding stock options upon exercise thereof immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock units or other equity securities will be similarly adjusted, subject in all cases to our treatment of fractional shares. In addition, the number of shares available for issuance upon the exercise of stock options and other awards granted under our equity incentive plans would be proportionately decreased.
Effect on Class F Stock and Preferred Stock
As of the date of this proxy statement, there were no issued or outstanding shares of our Class F Stock or our Preferred Stock and no outstanding options or warrants to purchase shares of our Class F Stock or our Preferred Stock. The Reverse Stock Split would not impact the number of authorized or outstanding shares of our Class F Stock or Preferred Stock.
Effect on Record and Beneficial Holders
If this Proposal No. 1 is approved by our stockholders and our Board elects to implement the Reverse Stock Split, stockholders of record holding all of their shares of Common Stock electronically in book-entry form under the direct registration system for securities will be exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of Common Stock they hold after the Reverse Stock Split. Non-registered stockholders holding Common Stock through a broker and/or other nominee should note that such brokers and/or other nominees may have different procedures for processing the Reverse Stock Split than those that would be put in place by us for registered stockholders. If you hold your shares with such a broker and/or other nominee and if you have questions in this regard, you are encouraged to contact your broker and/or other nominee.
Fractional Shares
We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of Common Stock not evenly divisible by the applicable reverse stock split ratio will be entitled to receive, in lieu of any fractional share, a cash payment (without interest or deduction) equal to the product obtained by multiplying (i) the closing sale price of our Class A Common Stock as reported on the NYSE on the last trading day immediately preceding the effective time of the Reverse Stock Split (with such closing price proportionately adjusted to give effect to the Reverse Stock Split) by (ii) the fraction of one share of Common Stock to which such stockholder would otherwise be entitled. Except for the right to receive such cash payment, stockholders will not have any voting, dividend, or other rights with respect to any fractional shares they would otherwise be entitled to receive. The actual number of stockholders who hold fewer shares than the applicable reverse stock split ratio and would be cashed out as a result will depend on the ratio selected by the Board.
Any cash amounts owed to stockholders in lieu of fractional shares that are not claimed within the time period specified under applicable state law will be subject to applicable abandoned property, escheat, or similar laws, pursuant to which such cash may be required to be transferred to the applicable state. Stockholders who might otherwise be subject to such laws should promptly contact the transfer agent to claim their cash amounts.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
THE FOLLOWING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO U.S. HOLDERS (AS DEFINED BELOW) OF OUR COMMON STOCK. THIS DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO THE REVERSE STOCK SPLIT. THIS DISCUSSION IS BASED ON THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), TREASURY REGULATIONS PROMULGATED THEREUNDER, JUDICIAL DECISIONS, AND PUBLISHED RULINGS AND ADMINISTRATIVE PRONOUNCEMENTS OF THE U.S. INTERNAL REVENUE SERVICE (THE “IRS”), IN EACH CASE IN EFFECT AS OF THE DATE OF THIS PROXY STATEMENT. THESE AUTHORITIES MAY CHANGE OR BE

SUBJECT TO DIFFERING INTERPRETATIONS. THIS DISCUSSION APPLIES ONLY TO U.S. HOLDERS THAT HOLD OUR COMMON STOCK AS A CAPITAL ASSET WITHIN THE MEANING OF SECTION 1221 OF THE CODE (GENERALLY, PROPERTY HELD FOR INVESTMENT). THIS DISCUSSION DOES NOT ADDRESS ALL U.S. FEDERAL INCOME TAX CONSEQUENCES RELEVANT TO A HOLDER’S PARTICULAR CIRCUMSTANCES. IN ADDITION, IT DOES NOT ADDRESS CONSEQUENCES RELEVANT TO HOLDERS SUBJECT TO SPECIAL RULES, INCLUDING, WITHOUT LIMITATION, FINANCIAL INSTITUTIONS, TAX-EXEMPT ORGANIZATIONS, GOVERNMENTS OR AGENCIES OR INSTRUMENTALITIES THEREOF, INSURANCE COMPANIES, DEALERS OR TRADERS IN SECURITIES OR CURRENCIES, REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, PERSONS THAT HAVE A FUNCTIONAL CURRENCY OTHER THAN THE U.S. DOLLAR, PERSONS SUBJECT TO THE ALTERNATIVE MINIMUM TAX, PERSONS WHO HOLD OUR COMMON STOCK AS PART OF A HEDGE, STRADDLE, CONSTRUCTIVE SALE, OR OTHER INTEGRATED TRANSACTION, PARTNERSHIPS OR OTHER PASS-THROUGH ENTITIES FOR U.S. FEDERAL INCOME TAX PURPOSES AND INVESTORS IN SUCH ENTITIES, AND U.S. EXPATRIATES. ALL STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, AND OF CHANGES IN APPLICABLE TAX LAWS.
The following discussion summarizes certain material U.S. federal income tax consequences of the Reverse Stock Split to U.S. Holders (as defined below). For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Common Stock who, for U.S. federal income tax purposes, is or is treated as: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (A) its administration is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or (B) it has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.
The Reverse Stock Split is intended to constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Assuming the Reverse Stock Split qualifies as a recapitalization, a U.S. Holder generally will not recognize any gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of our Common Stock. A U.S. Holder’s aggregate adjusted tax basis in the shares of Common Stock received in the Reverse Stock Split will generally equal the aggregate adjusted tax basis of the shares of Common Stock surrendered, reduced by the basis allocable to any fractional share for which such U.S. Holder receives cash. The holding period of the shares of Common Stock received in the Reverse Stock Split will generally include the holding period of the shares of Common Stock surrendered.
A U.S. Holder who receives cash in lieu of a fractional share of Common Stock in the Reverse Stock Split will generally recognize gain or loss equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of Common Stock surrendered that is allocable to such fractional share. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held the Common Stock for more than one year as of the effective time of the Reverse Stock Split. Long-term capital gains of non-corporate U.S. Holders are generally subject to preferential U.S. federal income tax rates. The deductibility of capital losses is subject to limitations.
Payments of cash in lieu of fractional shares made pursuant to the Reverse Stock Split may be subject to U.S. federal backup withholding at the applicable rate (currently 24%). Backup withholding generally will not apply to a U.S. Holder if such U.S. Holder provides a properly completed IRS Form W-9 or is otherwise exempt from backup withholding. Any amount withheld under these rules may be refunded or allowed as a credit against the U.S. Holder’s U.S. federal income tax liability, provided that certain required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding the application of backup withholding in their particular circumstances.
Amendment Effective Date
If the proposed amendment to the Certificate of Incorporation as described in this Proposal No. 1 is approved by the stockholders, upon the Board’s determination, if any, to effectuate the Reverse Stock Split and of the ratio (within the range approved pursuant to this Proposal No. 1) of such Reverse Stock Split, we will file the Certificate of Amendment reflecting the adopted amendment with the Secretary of State of the State of Delaware. The Certificate of Amendment will be effective upon its filing or at such later time as specified in the Certificate of Amendment. If the stockholders do not approve this Proposal No. 1, the Certificate of Amendment will not be filed with the Secretary of State of the State of Delaware.

Dissenters’ Rights
No dissenters’ rights are available under the General Corporation Law of the State of Delaware or under the Certificate of Incorporation or the Bylaws to any stockholder who dissents from this Proposal No. 1.
No Appraisal Rights
Our stockholders are not entitled to appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.
Interests of Directors and Executive Officers
Our directors and executive officers do not have substantial interest, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of Common Stock or any other of our securities.
Reservation of Right to Abandon Reverse Stock Split
At any time before December 31, 2026, we reserve the right to abandon the Reverse Stock Split without further action by our stockholders before the effectiveness of the filing with the Secretary of State of the State of Delaware the Certificate of Amendment, even if the authority to effect the Reverse Stock Split has been approved by our stockholders at the Special Meeting. By voting in favor of the Reverse Stock Split, you are expressly also authorizing the Board to delay, not to proceed with, and abandon, the Reverse Stock Split if it should so decide, in its sole discretion, that such action is in the best interests of us and our stockholders.
Certain Risks Associated with a Reverse Stock Split
There are certain risks associated with a reverse stock split, and we cannot accurately predict or assure that the Reverse Stock Split will produce or maintain the desired results. However, our Board of Directors believes that the potential benefits to the Company and our stockholders outweigh the risks and recommends that you vote in favor of this Proposal No. 1.
We cannot assure you that the proposed Reverse Stock Split, if effected, will increase the trading price of our Class A Common Stock. There can be no assurance that the total market capitalization of our Class A Common Stock (the aggregate value of all of our outstanding Class A Common Stock at the then market price after the Reverse Stock Split) will be equal to or greater than the total market capitalization before the Reverse Stock Split, or that the per share market price of our Class A Common Stock following the Reverse Stock Split will either equal or exceed the current per share market price.
On June 30, 2026, the closing sale price of our Class A Common Stock on the New York Stock Exchange (the “NYSE”) was $0.92 per share. Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split, if our Board decides to proceed with the Reverse Stock Split, is intended to increase the per share trading price of our Class A Common Stock to exceed the minimum bid price requirement for continued listing on the NYSE for at least the required period of time. However, we cannot assure you that the market price per share of our Class A Common Stock after the Reverse Stock Split will rise or remain constant in proportion to the reduction in the number of shares of Class A Common Stock outstanding before the Reverse Stock Split. Even if we implement the Reverse Stock Split, the per share trading price of our Class A Common Stock may decrease due to factors unrelated to the Reverse Stock Split. The effect of the Reverse Stock Split on the per share trading price of our Class A Common Stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. In many cases, the market price of a company’s shares declines after a reverse stock split, or the market price of a company’s shares immediately after a reverse stock split does not reflect a proportionate or mathematical adjustment to the market price based on the ratio of the reverse stock split. Other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the per share trading price of our Class A Common Stock. Accordingly, the total market capitalization of our Class A Common Stock and the Company after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split, and it is possible that the Reverse Stock Split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the benefits that we anticipate or that the per share trading price of our Common Stock will not decrease in the future.
The proposed Reverse Stock Split may decrease the liquidity of our Class A Common Stock and result in higher transaction costs.
The liquidity of our Class A Common Stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price of our Class A Common Stock does not increase proportionately as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of Class A Common Stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Class A Common Stock. Further, although we believe the Reverse Stock Split may enhance the marketability of our Class A Common Stock to certain potential investors, we cannot assure you that, if implemented, our Class A Common Stock will be more attractive to investors. While our Board believes that a higher stock price may help generate the interest of new investors, the Reverse Stock Split may not result in a per-share price that will attract certain types of investors, such as institutional investors or investment funds, and such share price may not satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our Common Stock may not improve as a result of the Reverse Stock Split and could be adversely affected by a higher per share price. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our Common Stock as described above.
Even if the Reverse Stock Split is effected, we may not be able to satisfy all of the other requirements for continued listing of our Class A Common Stock on the NYSE or any other stock exchange.
As discussed above, the Board is submitting the Reverse Stock Split proposed to our stockholders for approval with the primary intent of increasing the market price and minimum bid price of our Class A Common Stock to regain and maintain compliance with the listing requirements of the NYSE and to make our Class A Common Stock more attractive to a broader range of institutional and other investors. However, continued listing on such exchange requires compliance with a variety of other qualitative and quantitative listing standards. Even if we effect the Reverse Stock Split, we may not be able to satisfy or maintain listing requirements on the NYSE or any other stock exchange. We cannot provide any assurances that we will be able to maintain a listing of the Class A Common Stock on the NYSE or any other stock exchange.
As we are not reducing the number of authorized shares of Common Stock, Class F Stock, or Preferred Stock, the Reverse Stock Split could make a change of control more difficult because we will have the right to issue proportionally more shares.
The Reverse Stock Split will not change the number of authorized shares of our Common Stock, our Class F Stock, or our Preferred Stock, as designated by our certificate of incorporation. Our certificate of incorporation authorizes us to issue one or more series of Preferred Stock, which we are not changing in the Reverse Stock Split. Our Board has the authority to determine the rights, preferences, and privileges of, and restrictions on, the shares of Preferred Stock and to fix the number of shares constituting any series and the designation of such series (but not below the number of shares of such series then outstanding), without any further vote or action by our stockholders. Our Preferred Stock could be issued with voting, liquidation, dividend and other rights superior to the rights of our Common Stock. The potential issuance of additional shares of Common Stock and the potential issuance of shares of Preferred Stock may delay or prevent a change in control of us, discouraging bids for our Class A Common Stock at a premium to the market price, and materially and adversely affect the market price and the voting and other rights of the holders of our Common Stock.
The Reverse Stock Split is not being recommended by our Board as part of an anti-takeover strategy, but rather its principal purpose is for our Company to maintain compliance with the NYSE’s listing standards to maintain the listing of our Class A Common Stock and to make such shares more attractive to a broader group of investors.
Accounting Matters
The proposed amendment to our Certificate of Incorporation will not affect the par value of our Common Stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced in the same proportion as the reverse stock split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. For prior periods to the Reverse Stock Split included in the financial statements of our future annual and quarterly reports, we will retroactively adjust the weighted-average common stock outstanding, the per share net income or loss, and net book value of the Common Stock to conform to the post-Reverse Stock Split presentation.We do not anticipate that any other material accounting impacts would arise as a result of a Reverse Stock Split.
Vote Required and Board of Directors’ Recommendation

The approval of Proposal No. 1 requires the affirmative vote of a majority of the outstanding shares of our Common Stock entitled to vote thereon vote FOR this proposal. Abstentions and broker non-votes, if any, will have the effect as a vote against this proposal.
The Board recommends voting “FOR” Proposal 1 to approve the Amendment to effect the Reverse Stock Split and to grant authorization to Board to determine, at its option, whether to implement a Reverse Stock Split, including its specific timing and ratio.

PRINCIPAL STOCKHOLDERS
The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our Common Stock as of June 24, 2026, by:
•each of our directors;
•each of our NEOs;
•all of our directors and executive officers as a group; and
•each person, or group of affiliated persons, who is known by us to beneficially own 5% or more of our Common Stock.
The column entitled “% of Total Voting Power” is based on a total of 190,772,334 shares of our Common Stock outstanding as of June 24, 2026 plus the number of shares which could be acquired upon options, stock appreciation rights, or stock awards that are exercised or vest within 60 days of June 24, 2026, by all directors, NEOs, and beneficial owners of more than 5% or more of our Common Stock.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a securityholder has beneficial ownership of a security if such securityholder possesses sole or shared voting or investment power over that security or has the right to acquire such securities within 60 days, including options, stock appreciation rights, and restricted stock units, that are currently exercisable or exercisable within 60 days. Shares of our Common Stock subject to securities that are currently exercisable or exercisable within 60 days of June 24, 2026 are considered outstanding and beneficially owned by the person holding the securities for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person.
Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our Common Stock beneficially owned by them, subject to community property laws, where applicable. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting Common Stock beneficially owned by them. Unless otherwise indicated, the address of each person named in the table below is 8001 Forsyth Blvd., Suite 1050, St. Louis, MO 63105.

Name and Address of Beneficial Owners	Number of shares of Class A Common Stock	Number of shares of Class B Common Stock(1)	% of Total Voting Power (2)
Directors and Named Executive Officers:
Charles Cohn(3)	49,858,535	42,564,998	48.4%
Atul Bagga	125,000	—	*
John Paszterko	199,755	—	*
Chris Swenson	1,341,631	1,023,348	1.2%
Abigail Blunt	461,784	—	*
Rob Hutter	—	—	*
Christopher (Woody) Marshall	—	—	*
Greg Mrva	1,141,189	—	*
Stuart Udell	538,302	18,457	*
All directors and officers as a group (9 individuals)	53,666,196	43,606,803	50.6%

Five Percent Holders:
Entities affiliated with TCV(4)	4,442,284	16,636,527	11.0%
Entities affiliated with Learn Capital(5)	8,344,019	1,218,548	5.0%
*    Represents beneficial ownership of less than one percent.

(1)
Each share of Class B Common Stock entitles the holder thereof to one vote per share. Subject to the terms of the Second Amended and Restated Limited Liability Company Agreement of Nerdy LLC, the units of Nerdy LLC, together with an equal number of shares of Class B Common Stock, are exchangeable for either cash or shares of Class A Common Stock on a one-for-one basis.

(2)	Represents percentage of voting power of the holders of Class A Common Stock and Class B Common Stock of the Company voting together as a single class.
(3)
Consists of Class B Common Stock held by (i) Charles K. Cohn VT Trust U/A/D May 26, 2017, (ii) Cohn Investments, LLC, (iii) Rarefied Air Capital LLC, (iv) Cohn Family Trust U/A/D March 16, 2017; and (v) Charles Cohn Revocable Trust. Mr. Cohn is the beneficial owner of the Charles K. Cohn VT Trust U/A/D May 26, 2017, Cohn Family Trust U/A/D March 16, 2017, and the Charles Cohn Revocable Trust, the sole manager of Cohn Investments, LLC, and the sole manager of Rarefied Air Capital LLC. Includes 6,777,089 shares of Class A Common Stock and 5,824,038 shares of Class B Common Stock held by Mr. Cohn’s spouse, who has sole voting and sole dispositive power of those shares. Mr. Cohn disclaims beneficial ownership of the 12,601,127 shares of common stock held by his spouse.

(4)	Consists of shares of Common Stock held by (i) TCV VIII (A), L.P. (“TCV VIII (A)”), and (ii) TCV VIII VT Master, L.P. (“TCV Master Fund”). The general partner of TCV Master Fund is TCV VIII VT Master GP, LLC (“Master GP”). The managing member of Master GP is TCV VIII, L.P. (“TCV VIII”). The direct general partner of TCV VIII and TCV VIII (A) is Technology Crossover Management VIII, L.P. (“TCM VIII”). The general partner of TCM VIII is Technology Crossover Management VIII, Ltd. (“Management VIII”). Each of TCM VIII and Management VIII may be deemed to beneficially own the shares held by TCV VIII (A). Each of Master GP, TCV VIII, TCM VIII and Management VIII may be deemed to beneficially own the shares held by TCV Master Fund. Each of Master GP, TCV VIII, TCM VIII and Management VIII disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. Mr. Marshall has sole voting and dispositive power for 492,493 shares of the Class A Common Stock, but he has no pecuniary interest in such shares, and he disclaims beneficial ownership except to the extent of his pecuniary interest. The address for these entities is 250 Middlefield Road, Menlo Park, CA 94025.
(5)
Consists of shares of Common Stock held by (i) Learn Capital Special Opportunities Fund X, L.P. (“LC Fund X”), (ii) Learn Capital Special Opportunities Fund XI, L.P. (“LC Fund XI”), (iii) Learn Capital Special Opportunities Fund XII, L.P. (“LC Fund XII”), (iv) Learn Capital Special Opportunities Fund XIII, L.P. (“LC Fund XIII”), (v) Learn Capital Special Opportunities Fund XIV, L.P. (“LC Fund XIV”), (vi) Learn Capital Special Opportunities Fund XV, L.P. (“LC Fund XV”), and (vii) Learn Capital Special Opportunities Fund XVI, L.P. (“LC Fund XVI” and together with, LC Fund X, LC Fund XI, LC Fund XII, LC Fund XIII and LC Fund XIV and LC Fund XV, the “Learn Capital Funds”). The general partners for LC Fund X, LC Fund XI, LC Fund XII, LC Fund XIII, LC Fund XIV, LC Fund XV, and LC Fund XVI are Learn Capital Management X, LLC (“Management X”), Learn Capital Management XI, LLC (“Management XI”), Learn Capital Management XII, LLC (“Management XII”), Learn Capital Management XIII, LLC (“Management XIII”), Learn Capital Management XIV, LLC (“Management XIV”), Learn Capital Management XV, LLC (“Management XV”), and Learn Capital Management XVI, LLC (“Management XVI”), respectively. Management X, Management XI, Management XII, Management XIII, Management XIV, Management XV and Management XVI are collectively referred to as the “Management Entities.” Each of the Management Entities may be deemed to beneficially own the shares held by the Learn Capital Funds. Gregory V. Mauro and Mr. Hutter are each managing members of certain of these entities and may be deemed to have shared power to dispose of these shares. Each of the Management Entities disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address for these entities is 600 Congress Avenue, Suite 2800, Austin, Texas, 78701.

GENERAL MATTERS
Householding of Proxy Materials
Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including this proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any document to you upon written or oral request to Nerdy Inc., 8001 Forsyth Blvd., Suite 1050, St. Louis, Missouri 63105, Attention: Corporate Secretary, telephone: (314) 412-1227. If you want to receive separate copies of documents in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.
Stockholder Proposals
A stockholder who would like to have a proposal considered for inclusion in our 2027 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than November 10, 2026. However, if the date of the 2027 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2027 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Nerdy Inc., 8001 Forsyth Blvd., Suite 1050, St. Louis, Missouri 63105, Attention: Corporate Secretary.
If a stockholder wishes to propose a nomination of persons for election to our Board of Directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our Corporate Secretary of the stockholder’s intention to bring such business before the meeting. To comply with the universal proxy rules, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 28, 2027.
The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2027 Annual Meeting of Stockholders, the required notice must be received by our Corporate Secretary at our principal executive offices no earlier than December 30, 2026, and no later than January 29, 2027. Stockholder proposals and the required notice should be addressed to Nerdy Inc., 8001 Forsyth Blvd., Suite 1050, St. Louis, Missouri 63105, Attention: Corporate Secretary.
Other Matters
Our Bylaws provide that no business may be transacted at any special meeting of stockholders other than the business specified in the notice of such meeting. Accordingly, no business other than the proposal set forth herein shall be conducted at the Special Meeting.

Appendix A

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
NERDY INC.
Nerdy Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1.Pursuant to Section 242 of the DGCL, this Certificate of Amendment to the Certificate of Incorporation (this “Certificate of Amendment”) amends the provisions of the Certificate of Incorporation of the Corporation, as amended (the “Charter”).
2.This Certificate of Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.
3.Upon this Certificate of Amendment becoming effective, Article Fourth of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

"Fourth: The total number of shares of common stock which the Corporation is authorized to issue is1,171,000,000 shares of stock, classified as (i) 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), (ii) 1,000,000,000 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), (iii) 150,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), and (iv) 20,000,000 shares of Class F common stock, par value $0.0001 per share (“Class F Common Stock”).

Upon the effectiveness of this Certificate of Amendment, each [●] shares of Common Stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the "Reverse Stock Split"). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation's transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder's Old Certificates (as defined below), in an amount equal to the product obtained by multiplying (a) the closing price per share of the Common Stock as reported on the New York Stock Exchange on the last trading day immediately preceding the Effective Time, by (b) the fraction of one share owned by the stockholder. Each book entry or certificate that immediately prior to the Effective Time represented shares of Common Stock ("Old Certificates"), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above."

4.This Certificate of Amendment shall be effective as of [TIME] on [DATE, 2026] (the "Effective Time").

IN WITNESS WHEREOF, this Certificate of Amendment has been signed on behalf of the Corporation by its duly authorized officer effective this [●] day of [●], 2026.

By: _________________________________
Name:
Title:

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on August 12, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NRDY2026SM**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on August 12, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T02053-S40646 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NERDY INC.

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of Proxy Statement is available at www.proxyvote.com.

T02054-S40646

NERDY INC.
Special Meeting of Stockholders
August 13, 2026 9:30 AM ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Charles Cohn and Christopher Swenson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NERDY INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held virtually at 9:30 AM, ET on August 13, 2026, at www.virtualshareholdermeeting.com/NRDY2026SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side